Exhibit 99.1


                 EXCLUSIVITY PERIOD FOR FACTORY 2-U STORES, INC.
                        EXTENDED THROUGH DECEMBER 3, 2004

      Six-Month Extension Granted With The Support Of Creditors' Committee

        Company Files Motion With Bankruptcy Court to Close 23 Locations

         SAN DIEGO, CA, June 4, 2004 - FACTORY 2-U STORES, INC. today announced that the United States Bankruptcy Court in Wilmington, Delaware has issued an order extending through December 3, 2004 the period in which the Company has the exclusive right to file a proposed Plan of Reorganization. This period had been slated to expire on June 3, 2004. The order granting the extension, which is subject to certain conditions, was entered by the Court with the support of the Official Committee of Unsecured Creditors in Factory 2-U's Chapter 11 proceedings.

         The Company today also announced that, as part of its continuing plan to strengthen its financial performance, the Company has filed a motion with the Court seeking authorization to close 23 underperforming stores. By closing these stores, the Company expects to improve its cash flow and financial performance with its remaining base of 172 stores.

         A list of the stores designated for closing follows this announcement. Store closure sales at these 23 locations are expected to begin around July 1.

         Norman G. Plotkin, Chief Executive Officer of Factory 2-U, said, "We are pleased that the Court has extended our exclusivity period for six months with the support of the Creditors' Committee. This action enables management to focus on making further progress in the reorganization process. Our core objectives are to reduce costs, enhance liquidity and generate sustainable earnings. We are encouraged by our ability to meet our targets for cash flow in the early months of the Chapter 11 proceedings and look forward to seeing the positive impact on the Company's top line from our new merchandising strategies in the upcoming back-to-school and holiday seasons."

         He continued, "Our decision to close 23 underperforming locations comes as a result of a thorough review of our entire store base that occurred upon the completion of our first fiscal quarter. We believe this action will improve the Company's overall profitability and enable management to concentrate on growing our business at our most productive locations."

Store Closing List
------------------

ARIZONA

2101 West Highway 70, Thatcher
1742 West Montebello Avenue, Phoenix
3688 West Orange Grove Road, Tucson

CALIFORNIA

7175 El Camino Real, Atascadero
34-101 Date Palm Drive, Cathedral City
210 East Tenth Street, Gilroy
820 West Beverly Boulevard, Montebello
8790 Washington Boulevard, Pico Rivera
1422 Industrial Park Avenue, Redlands
1617 Douglas Boulevard, Roseville
26447 Ynez Road, Temecula
1167 North Cherry, Tulare
1744 University Drive, Vista

NEVADA

5017 South McCarran Boulevard, Reno

NEW MEXICO

6601-G 4th Street NW, Albuquerque

TEXAS

11255 Garland Road, Dallas
4241 West Camp Wisdom Road, Dallas
455 South Bibb Street, Eagle Pass
12148 Gulf Freeway, Houston
1238 Uvalde Road, Houston
5306 West 34th Street, Houston
2002 East Central Texas Expressway, Killeen
5464 Walzem Road, San Antonio

About Factory 2-U Stores, Inc.
------------------------------

Factory 2-U Stores, Inc. operates 195 "Factory 2-U" off-price retail stores which sell branded casual apparel for the family, as well as selected domestics and household merchandise at prices which generally are significantly lower than the prices offered by its discount competitors. The Company currently operates 28 stores in Arizona, 56 stores in southern California, 55 stores in northern California, 7 stores in Nevada, 7 stores in New Mexico, 10 stores in Oregon, 23 stores in Texas, and 9 stores in Washington.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from the Company's present expectations. Among the important factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: customer demand and trends in the off-price apparel industry, the effect of economic conditions, the impact of competitive openings and pricing, supply constraints or difficulties, the inherent uncertainties of proceedings under Chapter 11 of the Bankruptcy Code, the effects of the delisting of our common stock by Nasdaq, and other risks detailed in the Company's Securities and Exchange Commission filings.

                                      # # #


Contacts:

MEDIA ONLY

         Michael Freitag
         Kekst and Company
         (212) 521-4800

INVESTORS

         Factory 2-U Investor Information
         (888) 201-9603

         or

         James K. White
         Kehoe, White & Co., Inc.
         (562) 437-0655